As filed with the Securities and Exchange Commission on July 22, 1997
                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                               ECHO BAY MINES LTD.
             (Exact name of registrant as specified in its charter)

                           ---------------------------


                LAWS OF CANADA                               NONE
        (State or other jurisdiction of                (I.R.S. Employer
        incorporation or organization)              Identification Number)

                        6400 SOUTH FIDDLERS GREEN CIRCLE
                                   SUITE 1000
                         ENGLEWOOD, COLORADO 80111-4957
                                 (303) 714-8600
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                              SHARE INCENTIVE PLAN
                           RESTRICTED SHARE GRANT PLAN
                             (Full titles of plans)
                           ---------------------------


                             ROBERT L. LECLERC, Q.C.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               ECHO BAY MINES LTD.
                  6400 SOUTH FIDDLERS GREEN CIRCLE, SUITE 1000
                         ENGLEWOOD, COLORADO 80111-4957
                                 (303) 714-8600

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 WITH COPIES TO:
      RONALD R. LEVINE, II, ESQ.                  MICHAEL GLUCKMAN
      DAVIS, GRAHAM & STUBBS LLP                   MILNER FENERTY
        370 SEVENTEENTH STREET                  2900 MANULIFE PLACE
              SUITE 4700                         10180 - 101 STREET
        DENVER, COLORADO 80202                   EDMONTON, ALBERTA
            (303) 892-9400                         CANADA T5J 3V5
                                                   (403) 423-7224

                           ---------------------------


                         CALCULATION OF REGISTRATION FEE


                                                    Proposed          Proposed
                                    Amount           maximum           maximum
  Title of each class of             to be      offering price(1)     aggregate            Amount of
SECURITIES TO BE REGISTERED       REGISTERED        PER SHARE     OFFERING PRICE(2)    REGISTRATION FEE

Common Shares (No par value)(3)....5,750,000 shares    $5.25         $30,183,004             $9,147


(1)  Weighted average offering price.
(2) Estimated solely for the purposes of calculating the amount of the registration fee in accordance with Rule 457, and is based upon the sum of
     (i) the product of options for 1,042,706 shares already granted under the Share Incentive Plan times their respective exercise prices, and (ii) the product of options for 4,707,294 shares not yet granted times $5.125, the average of the high and low prices of the Company's Common Shares on July 17, 1997, as reported on The American Stock Exchange. The exercise price for the 1,042,706 options already granted under the Share Incentive Plan is $8.00 in Canadian dollars per share which is equal to a converted price of $5.81 in US dollars based upon the July 17, 1997 exchange rate between the two currencies quoted by the Wall Street Journal.
(3) Each Common Share includes certain rights under the Company's Shareholder Rights Plan, pursuant to which certain common share purchase rights are triggered in the event a person acquires or announces the intent to acquire 20% or more of the Company's Common Shares without complying with the conditions of the Shareholder Right Plan.

                                EXPLANATORY NOTE

         This Registration Statement covers the registration of (i) 750,000 Common Shares of Echo Bay Mines Ltd., a Canadian corporation (the "Company") issuable pursuant to the Company's Restricted Share Grant Plan; and (ii) 5,000,000 additional shares issuable pursuant to the Company's Share Incentive Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Echo Bay Mines Ltd. (the "Company" or "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

     (a) The Company's Annual Report on Form 10-K for the period ended December 31, 1996.

     (b) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1997.

     (c) The Company's Current Report on Form 8-K, as filed with the Commission on April 25, 1997.

     (d) The Company's Current Report on Form 8-K, as filed with the Commission on April 17, 1997.

     (e) The Company's Current Report on Form 8-K, as filed with the Commission on March 31, 1997.

     (f) The Company's Current Report on Form 8-K, as filed with the Commission on March 26, 1997.

     (g) The Company's Current Report on Form 8-K, as filed with the Commission on March 6, 1997.

     (h) The Company's Current Report on Form 8-K, as filed with the Commission on January 15, 1997.

     (i) The Company's Registration Statement on Form 8-A (File No. 2-98593), dated October 1, 1984 and Post-Effective Amendment No. 1 thereto dated August 13, 1987.

     (j) The Company's Registration Statement on Form 8-A (File No. 1-8542), dated September 12, 1994 relating to the Company's Shareholder Rights Plan.

     (k) The Company's Proxy Circular dated March 31, 1997 for its Annual and Special General Meeting of Shareholders held on May 14, 1997.

     All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to this Registration

Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

4.   DESCRIPTION OF SECURITIES.

     Not applicable.

5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Canada Business Corporations Act, the Company may indemnify its present or former directors or officers or the directors or officers of another corporation of which the Company is a stockholder or creditor against amounts paid to settle civil, criminal or administrative actions or judgments and expenses in connection therewith, where the director or officer was made a party by reason of his position with the Company or such other corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Company and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the Company as a matter of right if he or she was substantially successful on the merits and fulfilled the conditions set forth above. The Company has, in addition and in furtherance of the applicable provisions of the Canada Business Corporations Act, entered into indemnification agreements that extend a contractual right of indemnity to persons who serve as directors or officers of the Company or its affiliates.

     A policy of directors' and officers' liability insurance is maintained by the Company, which policy insures directors and officers for losses as a result of claims based upon their acts or omissions as directors and officers of the Company, including liabilities arising under the Securities Act of 1933, and also reimburses the Company for payments made pursuant to the indemnity provisions under the Canada Business Corporations Act.

7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

8.   EXHIBITS

     4.1 Echo Bay Mines Ltd. Share Incentive Plan.

     4.2 Echo Bay Mines Ltd. Restricted Share Grant Plan.

     5.1 Opinion and Consent of Milner Fenerty.

     23.1 Consent of Counsel. See Exhibit 5.1.

     23.2 Consent of Ernst & Young.

     24.1 Power of Attorney.

9.   UNDERTAKINGS

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement, or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, County of Arapahoe, State of Colorado, on the 22nd day of July, 1997.

                                ECHO BAY MINES LTD.


                                By:  /s/ ROBERT L. LECLERC*
                                     -------------------------------------------
                                     Robert L. Leclerc, Q.C., Chairman, Chief
                                     Executive Officer and U.S. Authorized
                                     Representative


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                  SIGNATURE                                TITLE                                   DATE

 /s/ ROBERT L. LECLERC*                        Chairman, Chief Executive                       July 22, 1997
-----------------------------------            Officer and Director (Principal
Robert L. Leclerc, Q.C.                        Executive Officer)


 /s/ PETER H. CHEESBROUGH*                     Senior Vice-President, Finance                  July 22, 1997
-----------------------------------            and Chief Financial Officer
Peter H. Cheesbrough                           (Principal Financial Officer)


 /s/ RAYMOND W. JENNER*                        Vice President and Treasurer                    July 22, 1997
-----------------------------------            (Principal Accounting Officer)
Raymond W. Jenner

 /s/ JOHN N. ABELL*                            Director                                        July 22, 1997
-----------------------------------
John N. Abell

 /s/ LATHAM C. BURNS*                          Director                                        July 22, 1997
-----------------------------------
Latham C. Burns

                                      II-5


                  SIGNATURE                                TITLE                                   DATE



 /s/ PIERRE CHOQUETTE*                         Director                                        July 22, 1997
-----------------------------------
Pierre Choquette

 /s/ JOHN GILRAY CHRISTY*                      Director                                        July 22, 1997
-----------------------------------
John Gilray Christy

 /s/ PETER CLARKE*                             Director                                        July 22, 1997
-----------------------------------
Peter Clarke

 /s/ JOHN F. MCOUAT*                           Director                                        July 22, 1997
-----------------------------------
John F. McOuat

 /s/ MONICA E. SLOAN*                          Director                                        July 22, 1997
-----------------------------------
Monica E. Sloan

 /s/ R. GEOFFREY P. STYLES*                    Director                                        July 22, 1997
-----------------------------------
R. Geoffrey P. Styles



*By:      /s/ LOIS-ANN L. BRODRICK
         ------------------------------------
         Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
  NO.         DESCRIPTION

   4.1        Echo Bay Mines Ltd. Share Incentive Plan.

   4.2        Echo Bay Mines Ltd. Restricted Share Grant Plan.

   5.1        Opinion and Consent of Milner Fenerty.

  23.1        Consent of Counsel.  See Exhibit 5.1.

  23.2        Consent of Ernst & Young.

  24.1        Power of Attorney.

                                   EXHIBIT 4.1

                               ECHO BAY MINES LTD.

                              SHARE INCENTIVE PLAN

                     (INCLUDING AMENDMENTS TO MAY 14, 1997)


1.   PURPOSE

     The purpose of this Plan is to provide an incentive, in the form of a proprietary interest in Echo Bay Mines Ltd. (the "Corporation") to officers and employees of the Corporation and its subsidiaries who are in a position to contribute materially to the successful operation of the business of the Corporation, to increase their interest in the Corporation's welfare, and to provide a means through which the Corporation can attract and retain employees of outstanding abilities.

2.   ADMINISTRATION

     The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Corporation. Each member of the Committee shall at all times be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended from time to time, and an "outside director" for the purposes of section 162(m) of the Internal Revenue Code, as amended from time to time.

     The Committee may make grants, subject to the terms of the Plan, to such eligible persons and with respect to such number of shares in the common share capital of the Corporation as the Committee, in its sole discretion, may determine.

     Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan and the grants made under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of the agreements related to the grants described in paragraph 6 hereof, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission and reconcile any inconsistency in the Plan or in any option or grant in the manner and to the extent it shall be deemed desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

3.   SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in paragraph 10, an aggregate of 13,000,000 common shares of the Corporation will be available for issuance upon the exercise of options granted under the Plan. If any Plan option shall terminate for any reason without having been exercised in full the unpurchased shares subject thereto shall be available for future options. For greater certainty, the aforesaid number of 13,000,000 common shares gives effect to the six for five split of the common shares of the Corporation determined by the Board on August 9, 1983, with a record date of August 24, 1983, as well as the two for one split determined on June 8, 1987, with a record date of July 14, 1987, and includes

     (a) 72,000 common shares, being the 60,000 common shares of the Corporation reserved for issuance by the Board on May 6, 1983 and confirmed by the holders of voting securities of the Corporation on June 21, 1983, as adjusted pursuant to paragraph 10 hereof in recognition of the 1983 share split;

     (b) an additional 428,000 common shares of the Corporation, reserved for issuance by resolution of the Board made August 9, 1983 and confirmed by the holders of voting securities of the Corporation on June 12, 1984;

     (c) an additional 750,000 common shares of the Corporation, reserved for issuance by resolution of the Board made November 12, 1985 and confirmed by the holders of voting securities of the Corporation on June 9, 1986;

     (d) an additional 750,000 common shares of the Corporation, reserved for issuance by resolution of the Board made February 17, 1987 and confirmed by the holders of voting securities of the Corporation on June 9, 1987;

     (e) an additional 2,000,000 common shares of the Corporation, to adjust the above- mentioned numbers in recognition of the 1987 share split;

     (f) an additional 2,000,000 common shares of the Corporation, reserved for issuance by resolution of the Board made February 13, 1992 and confirmed by the holders of voting securities of the Corporation on June 11, 1992;

     (g) an additional 2,000,000 common shares of the Corporation, reserved for issuance by resolution of the Board made February 17, 1994 and confirmed by the holders of voting securities of the Corporation on June 9, 1994; and

     (h) an additional 5,000,000 common shares of the Corporation, reserved for issuance by resolution of the Board made February 13, 1997 and confirmed by the holders of voting securities of the Corporation on May 14, 1997.

4.   ELIGIBILITY

     Officers and employees of the Corporation and its subsidiaries shall be eligible for grants under the Plan but no single officer or employee of the Corporation and its subsidiaries shall be eligible to receive options covering, in total, more than 5 percent of the issued and outstanding common shares of the Corporation. The term "subsidiaries" shall mean any corporation in which the Corporation owns 50 percent or more of the total combined voting shares of all classes of share capital at the time a grant of an option is made to a person eligible for grants under the Plan, or at any time when such person is by the terms of the Plan eligible to exercise a grant. The term "affiliate", for the purposes of paragraph 5(c) of the Plan, shall mean an affiliated body corporate as defined in the Canada Business Corporations Act.

5.   GRANTING OF OPTIONS

     The Committee may, from time to time, grant share options to eligible persons. Except as hereinafter provided, options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) PRICE In respect of all grants of options, the purchase price per share deliverable upon exercise of an option shall be not less than 100 percent of the fair market value of the Corporation's common shares at the time the option is granted. The fair market value shall be the closing price of the Corporation's common shares as determined by the Committee on the date the option is granted, or if there is no sale on such date, then the closing price on the last previous day on which a sale is reported. References to sales shall in the first instance be to those on The Toronto Stock Exchange, and, if no sale has occurred on the applicable date on such exchange, then to the Montreal Exchange. Shares may be purchased only upon payment of the purchase price therefor in full, either in cash (which may include settlement by cheque or wire transfer of funds) or by the surrender or delivery to the Corporation of common shares.

     (b) TERMS OF OPTIONS The term during which each option may be exercised shall be determined by the Committee, but in no event shall an option be exercisable in whole or in part more than 10 years from the date it is granted. All rights to purchase pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date (which shall not be earlier than six months after the date of grant) on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable. The Committee may, in its sole discretion, accelerate the time at which any option may be exercised in whole or in part. Such discretion may be exercised in any circumstances deemed appropriate by the Committee including, but without limitation, the threat (actual or perceived) of a take-over bid for voting control of the Corporation. If there is a take-over bid for the Corporation and the Committee does not accelerate the time at which any option may be exercised, then all options will become exercisable no later than the time the acquisitor becomes entitled to take up and pay for the common shares of the Corporation acquired pursuant to the bid.

     (c) TERMINATION OF EMPLOYMENT The following provisions shall govern the rights of a grantee (or the estate of a grantee) whose service has terminated:

          (i) if the service of a grantee is terminated for cause, all options which are exercisable must be exercised within 10 business days of termination, failing which they shall automatically lapse, and all options not exercisable at the time of termination shall immediately be forfeited;

          (ii) if the service of a grantee is terminated other than for cause, all options which are exercisable must be exercised within one year of termination, failing which they shall automatically lapse, and all options not exercisable at the time of termination shall immediately be forfeited;

          (iii) if a grantee resigns from service, all options which are exercisable must be exercised within 60 days of resignation, failing which they shall automatically lapse, and all options not exercisable at the time of resignation shall immediately be forfeited;

          (iv) if a grantee, having reached the full age of 62 years and completed five years of service, retires from service, all options which are exercisable must be exercised within three years of retirement, failing which they shall automatically lapse, and any options not exercisable at the time of retirement shall continue to vest for three years from retirement and must (once they have vested) be exercised during the three year period measured from the date of retirement;

          (v) if a grantee, having reached the full age of 62 years and completed 15 years of service, retires from service, options not then exercisable shall continue to vest and all options shall be exercisable throughout their term;

          (vi) if a grantee becomes disabled, the terms of all options shall immediately become accelerated such that the options are fully vested and immediately exercisable and all options shall be exercisable throughout the term of the option grant; and

          (vii) if a grantee dies while in the service of the Corporation or a subsidiary or after retirement or becoming disabled, the terms of all options shall immediately become accelerated such that the options are fully vested and immediately exercisable and all options shall be exercisable throughout the term of the option grant.

          For the purposes of this paragraph 5(c), "service" includes employment or office with the Corporation or any other entity which was/is at the relevant time a subsidiary or affiliate of the Corporation.

          Notwithstanding the foregoing provisions of this paragraph 5(c) the Committee may, when appropriate and in the best interests of the Corporation, vary the option rights of a grantee whose employment has been terminated; provided, however, that the grantee's rights are in result no less favourable to him than would be the case had the Committee decided to take no action whatsoever.

     (d) MAXIMUM AGGREGATE GRANT AND AMOUNT OF COMPENSATION No grantee may during any consecutive three calendar year period receive an aggregate grant of more than 400,000 options to acquire common shares. Under the terms of any option, the amount of compensation a grantee is entitled to receive is based solely on an increase in the value of the corresponding common shares after the date of grant or award.

6.   INCENTIVE STOCK OPTIONS

     The Committee may, at the time it grants a share option, designate such option as an "incentive stock option" ("ISO"). Any options so designated shall be subject to the additional conditions and limitations set forth in this paragraph and to any other conditions and limitations that the Committee may deem advisable in order that such ISO may qualify as an incentive stock option under Section 422A of the United States Internal Revenue Code (the "Code"). Such ISO shall also be subject to the other provisions of this Plan except to the extent modified herein.

     (a) The purchase price per share deliverable upon the exercise of each ISO shall be not less than 100 percent of the fair market value of the Corporation's common shares (determined in accordance with paragraph 5(a)) at the time the ISO is granted. If the grantee of an ISO owns securities possessing more than 10 percent of the total combined voting power of all classes of securities of the Corporation or any parent or subsidiary corporation of the Corporation, the purchase price per share deliverable upon exercise of the ISO shall be at least 110 percent of the fair market value of the common shares subject to the ISO at the time such ISO is granted, and such ISO shall not be exercisable after five years following the date on which it was granted.

     (b) The aggregate fair market value (determined as of the time the ISO is granted) of the common shares as to which an ISO may first become exercisable in a particular calendar year may not exceed U.S. $100,000.

     (c) Upon the termination of a grantee's employment because of retirement, the grantee's right to exercise an ISO shall be limited to three months from the date of retirement, and upon the termination of a grantee's employment because of disability, the grantee's right to exercise an ISO shall be limited to twelve months from the date of such disability.

7.   CERTIFICATE OF GRANT

     Each grantee who receives a grant of options under the Plan shall receive a certificate of grant from the Corporation which shall contain such provisions, consistent with the provisions of the Plan, as may be established from time to time by the Committee.

8.   TRANSFERABILITY OF GRANTS

     No grant under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and during the lifetime of the grantee such grants may be exercised only by him or by his guardian or legal representative.

9.   LISTING AND REGISTRATION

     Each grant shall be subject to the requirement that, if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares subject to such grant upon any securities exchange or under any provincial or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, such grant or the issue or purchase of shares thereunder, no such grant may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

10.  ADJUSTMENT OF AND CHANGES IN COMMON SHARES OF THE CORPORATION

     In the event of a reorganization, recapitalization, change of shares, share split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Corporation, the Committee shall make such adjustment as it deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by grants made under the Plan and in the purchase prices of outstanding options.

11.  NO RIGHTS OF SHAREHOLDERS

     Neither the grantee nor his personal representative shall be, or have any of the rights and privileges of, a shareholder of the Corporation in respect of any shares purchasable upon the exercise of any option in whole or in part, unless and until certificates for such shares have been issued.

12.  AMENDMENT AND TERMINATION

     The Plan may be amended by the Board of Directors of the Corporation as it shall deem advisable to conform to any change in the law or regulation applicable thereto or in any other respect which the Board may deem to be in the best interest of the Corporation; provided, however, that the Board may not, without the authorization and approval of the shareholders increase the total number of securities which may be issued under the Plan except pursuant to paragraph 10.

     The Board of Directors of the Corporation may, in its discretion, terminate, or fix a date for the termination of the Plan. No such termination shall affect any grants theretofore made which have neither expired nor been terminated. Unless previously terminated, the Plan shall terminate on December 31, 2002, and no grants shall be made under the Plan after such date.

13.  EFFECTIVE DATE OF THE PLAN

     The Plan was created by the Board effective May 6, 1983 and confirmed by the holders of voting securities of the Corporation in general meeting held June 21, 1983. The Plan has been amended from time to time and all amendments requiring shareholder consideration have been submitted to and approved by the shareholders in general meeting.

                                   EXHIBIT 4.2

                               ECHO BAY MINES LTD.

                           Restricted Share Grant Plan

1.   PURPOSE

     The purpose of this Plan is to provide an incentive, in the form of a proprietary interest in Echo Bay Mines Ltd. (the "Corporation"), to officers of the Corporation and any subsidiary who are in a position to contribute materially to the successful operation of the business and to provide a means through which the Corporation can attract and retain employees of outstanding abilities. The Plan is not intended to replace the share incentive plan of the Corporation created in May 1983.

2.   ADMINISTRATION

     The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Corporation. Each member of the Committee shall at all times be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" for the purposes of section 162(m) of the Internal Revenue Code .

     The Committee may make grants, subject to the terms of the Plan, to such eligible persons and with respect to such number of shares in the common share capital of the Corporation as the Committee, in its sole discretion, may determine.

     Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan and the grants made under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administra tion of the Plan. The Committee may correct any defect, supply any omission and reconcile any inconsistency in the Plan or in any grant in the manner and to the extent it shall be deemed desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

3.   SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 9, an aggregate of 750,000 common shares of the Corporation will be available and reserved for issuance pursuant to grants made under the Plan. If any grant is made pursuant to the Plan, but the entitlement of a grantee to receive the common shares covered thereby shall terminate for any reason without acquisition of all such shares, the shares subject thereto shall be available for future grants.

4.   ELIGIBILITY

     Officers of the Corporation and any subsidiary shall be eligible for grants under the Plan. The term "subsidiary" shall mean any corporation in which the Corporation owns 50 percent or more of the total combined voting shares of all classes of share capital at the time a grant is made to a person eligible for grants under the Plan, or at any time when such person is by the terms of the Plan eligible to receive the shares represented by a grant.

5.   GRANTING RESTRICTED SHARES

     Grants pursuant to the Plan shall be subject to the following terms and conditions:

(a) NATURE AND TERM OF GRANTS - The Committee may, from time to time, make grants of restricted shares to eligible persons. Such a grant may entitle the grantee to receive, not less than six months from the date of grant (the "vesting period"), a certificate representing a portion of the shares contemplated by the grant. For the grantee to be entitled to take delivery of the shares contemplated by the grant, he or she must have performed substantial services for the Corporation or a subsidiary at all times during the vesting period. The Committee will make subsequent determinations as to delivery or entitlement of the grantee to receive the balance of the shares contemplated by the grant.

(b) TERMINATION OF EMPLOYMENT - The following provisions shall govern the rights of a grantee (or the estate of a grantee) whose service has terminated:

     (i) if the service of a grantee is terminated for cause or resignation, the grantee shall immediately forfeit any right to receive common shares of the Corporation covered by a grant made pursuant to the Plan;

     (ii) if, before completion of the vesting period, the service of a grantee is terminated for any reason other than cause or resignation, the grantee or the estate of the grantee shall only be entitled to take delivery of the common shares which are scheduled to vest, and then only at the end of the vesting period; the grantee shall otherwise forfeit any right to receive common shares of the Corporation covered by a grant made pursuant to the Plan;

     For  the purposes of this Section 5(b), "cause" shall mean:

     (aa) the failure, neglect or refusal by a grantee to perform his duties, functions or responsibilities as an employee;

     (bb) grantee's commission of acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude; or

     (cc) any other reason which the Committee, in the exercise of reasonable business judgment, considers to constitute cause.

          Notwithstanding the foregoing provisions of this Section 5(b), the Committee may accelerate the entitlement of a grantee to take delivery of common shares represented by a grant under the Plan should there be a threat (actual or perceived) of a take-over bid for voting control of the Corporation.

          Any decision by the Committee shall be final and binding on any grantee or grantee's estate. The Committee shall not be bound by any prior decision of the Committee.

6.   CERTIFICATE OF GRANT

     Each grantee who receives a grant under the Plan shall receive a certificate of grant from the Corporation which shall contain such provisions, consistent with the Plan, as may be established from time to time by the Committee.

7.   TRANSFERABILITY OF GRANTS

     No grant under the Plan shall be transferable by a grantee.

8.   LISTING AND REGISTRATION

     Each grant shall be subject to the requirement that, if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares subject to such grant upon any securities exchange or under any provincial, state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, such grant or the issue of shares pursuant thereto, no shares covered by any such grant may be dealt with in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

9.   ADJUSTMENT OF AND CHANGES IN COMMON SHARES OF THE CORPORATION

     In the event of a reorganization, recapitalization, change of shares, share split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Corporation, the Committee shall make such adjustment as it deems appropriate in the number and kind of shares authorized by the Plan and in the number and kind of shares covered by grants made under the Plan.

10.  NO RIGHTS OF SHAREHOLDERS

     Neither the grantee nor his personal representative shall be, or have any of the rights and privileges of, a shareholder of the Corporation in respect of any shares which may be delivered pursuant to a grant, unless and until certificates for such shares have been issued.

11.  AMENDMENT AND TERMINATION

     The Plan may be amended by the Board as it shall deem advisable to conform to any change in the law or regulation applicable thereto or in any other respect which the Board may deem to be in the best interest of the Corporation; provided, however, that the Board may not, without the authorization and approval of the shareholders, increase the total number of securities which may be issued under the Plan except pursuant to Section 9.

     The Board may, in its discretion, terminate, or fix a date for the termination of, the Plan. No such termination shall affect any grants theretofore made which have neither expired nor been terminated. Unless previously terminated, the Plan shall terminate on December 31, 2002, and no grants shall be made under the Plan after such date.

12.  EFFECTIVE DATE OF THE PLAN

     The Plan was created by the Board, on the recommendation of the Committee, effective February 13, 1997 and confirmed by the holders of voting securities of the Corporation in general meeting held May 14, 1997.

                                   EXHIBIT 5.1



July 22, 1997

Echo Bay Mines Ltd.
Suite 1000
6400 S. Fiddlers Green Circle
Englewood, Colorado
80111-4957

Gentlemen:

RE: SALE OF COMMON SHARES PURSUANT TO REGISTRATION STATEMENT ON FORM S-8 COVERING SHARE INCENTIVE PLAN AND RESTRICTED SHARE GRANT PLAN

We have acted as counsel to Echo Bay Mines Ltd. (the "Company") in connection with the registration by the Company of 5,000,000 Common Shares, no par value, in respect of the Company's Share Incentive Plan (the "SIP") and of 750,000 Common Shares, no par value, in respect of the Company's Restricted Share Grant Plan ("RGP") covering the grant of options to acquire Common Shares of the Company (collectively, the "Shares") described in the Registration Statement on Form S-8 (the "Registration Statement") of the Company, being filed with the Securities and Exchange Commission concurrently herewith. The Company's SIP and RGP are referred to herein as the "Plans." In such connection we have examined certain corporate records and proceedings of the Company, including actions taken by the Company's Board of Directors in respect of the authorization and issuance of the Shares to meet the requirements of the Plans, and such other matters as we deemed appropriate.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable shares in the share capital of the Company.

We hereby consent to be named in the Registration Statement and in the Prospectuses constituting a part thereof, as amended from time to time, as the attorneys who will pass upon certain legal matters in connection with the issuance of the Shares, and to the filing of this opinion as an exhibit to the aforesaid Registration Statement.

Yours truly,

 /s/ MILNER FENERTY
----------------------------------
Milner Fenerty

                                  EXHIBIT 23.2

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Share Incentive Plan and the Restricted Share Grant Plan of Echo Bay Mines Ltd. of our report dated January 27, 1997, on the consolidated financial statements of Echo Bay Mines Ltd. as at December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 included in the Annual Report (Form 10-K) of Echo Bay Mines Ltd. for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                  /s/ ERNST & YOUNG
                                 ----------------------------------------------
                                 Ernst & Young
                                 Chartered Accountants


Edmonton, Canada
July 21, 1997

                                  EXHIBIT 24.1

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, each of the undersigned, directors or officers of Echo Bay Mines Ltd. (the "Company"), hereby constitutes and appoints Lois-Ann L. Brodrick, Peter H. Cheesbrough, and Ronald R. Levine and each or any one of them, his or her true lawful attorney or attorneys and agent or agents, with full power of substitution, to do any and all acts and to execute in his or her name, place and stead in such capacity or capacities (whether on behalf of the Company or otherwise) any and all instruments which said attorney or attorneys and agent or agents may deem necessary or advisable to enable the Company and each of the undersigned to comply with the United States Securities Act of 1933 (the "1933 Act"), as amended, and any rules, regulations, requirements or requests of the Securities and Exchange Commission thereunder or in respect thereof in connection with the registration under the 1933 Act of the Common Shares of the Company which are issuable under the Company's Share Incentive Plan and Restricted Share Grant Plan, including specifically, but without limiting the generality of the foregoing, power and authority to execute the respective names of the undersigned directors and/or officers as indicated below (whether on behalf of the Company or as a director and/or officer of the Company, or by attesting the seal of the Company or otherwise) to a Registration Statement on Form S-8 covering such Common Shares, and any amendment, and each of the undersigned does hereby ratify and confirm all that such attorney or attorneys and agent or agents or any one of them shall do or cause to be done by virtue thereof.

     IN WITNESS WHEREOF, each of the undersigned has subscribed the presents this 14th day of July, 1997.


 /s/ JOHN N. ABELL                               /s/ LATHAM C. BURNS
-----------------------------------------       --------------------------------
John N. Abell, Director                         Latham C. Burns, Director

 /s/ PIERRE CHOQUETTE                            /s/ JOHN GILRAY CHRISTY
-----------------------------------------       --------------------------------
Pierre Choquette, Director                      John Gilray Christy, Director

 /s/ PETER CLARKE                                /s/ ROBERT L. LECLERC
-----------------------------------------       --------------------------------
Peter Clarke, Director                          Robert L. Leclerc, Q.C.,
                                                Chairman, Chief Executive
                                                Officer, Director and Principal
                                                Executive Officer

 /s/ JOHN F. MCOUAT                              /s/ MONICA E. SLOAN
-----------------------------------------       --------------------------------
John F. McOuat, Director                        Monica E. Sloan, Director

 /s/ R. GEOFFREY P. STYLES
-----------------------------------------
R. Geoffrey P. Styles, Director

 /s/ PETER H. CHEESBROUGH                        /s/ RAYMOND W. JENNER
-----------------------------------------       --------------------------------
Peter H. Cheesbrough, Senior Vice-President,    Raymond W. Jenner, Vice
Finance and Principal Financial Officer         President, Treasurer and
                                                Principal Accounting Officer